UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2014
VITESSE SEMICONDUCTOR CORPORATION
(Exact name of issuer as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
1-31614    77-0138960
    (Commission File Number)    (IRS Employer Identification No.)
4721 Calle Carga
Camarillo, California 93012
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code (805) 388-3700
N/A
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03 -- Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 8, 2014, the Board of Directors of Vitesse Semiconductor Corporation approved amendments to our Amended and Restated Bylaws (the “Bylaws”). The amendments took effect immediately upon approval by our Board.
The amendments update the advance notice procedures in the Bylaws provided in Section 2.08 of Article 2, which govern the process by which stockholders can propose business for consideration at annual meetings of stockholders. The amended provisions expand the scope of disclosures required of a stockholder seeking to bring a business proposal before a meeting of stockholders by requiring disclosure of, among other things, information about Vitesse shares held by certain affiliates and associates of the stockholder and about derivative or other transactions involving shares held by these parties or by the stockholder, including disclosure of arrangements which might cause such persons’ voting, investment or economic interests in our voting shares to differ from those of other stockholders.
In addition, the amendments add a new Article 10 to the Bylaws mandating the adjudication of certain disputes in state and federal courts located within the state of Delaware.
The full text of the Bylaws, as amended, is filed as exhibits to this report.
Item 9.01 -- Financial Statements and Exhibits
(d)    Exhibits.
The following exhibits are filed herewith:
Exhibit
Number    Description

3.1
Amended and Restated Bylaws. Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-31614) filed with the Securities and Exchange Commission on December 2, 2004.

3.2	Amendment No. 1 to Amended and Restated Bylaws.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
VITESSE SEMICONDUCTOR CORPORATION
Date: May 14, 2014    By:        /s/ Martin S. McDermut

            Martin S. McDermut

            Chief Financial Officer

EXHIBIT INDEX
Exhibit
Number    Description

3.1
Amended and Restated Bylaws. Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-31614) filed with the Securities and Exchange Commission on December 2, 2004.

3.2	Amendment No. 1 to Bylaws.

4